CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated September 26, 2023 with respect to the financial statements of Allspring Discovery All Cap Growth Fund, Allspring Discovery Large Cap Growth Fund, Allspring Growth Fund, and Allspring Large Cap Growth Fund, four of the funds comprising Allspring Funds Trust, as of July 31, 2023, incorporated herein by reference and to the references to our firm under the heading “Financial Statements” in the Prospectus/Information Statement.

/s/ KPMG LLP

Boston, Massachusetts
July 8, 2024